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                                                                     EXHIBIT 5.1

                     [WATSON, FARLEY & WILLIAMS LETTERHEAD]

July 28, 2000

Teekay Shipping Corporation
TK House
Bayside Executive Park
West Bay street & Blake Road
Nassau
THE BAHAMAS

Ladies and Gentlemen:

     We have acted as special counsel on matters of Marshall Islands law for Teekay Shipping Corporation, a Marshall Islands corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 2,350,000 shares of Common Stock, par value $0.001 per share, which may be issued pursuant to the Company's 1995 Stock Option Plan, as amended to date (the "Plan").

     In so acting, we have examined a copy of the Registration Statement and originals, or copies certified to our satisfaction, of all such corporate records of the Company, agreements and other documents, certificates of public officials and officers and representatives of the Company and appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     We have assumed without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise.

     Based upon and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Plan have been duly authorized and that, upon the execution by the proper officers of the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plan, the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

     This opinion is limited to the law of the Republic of The Marshall Islands. In rendering this opinion, we have relied upon our independent examination of the Associations Law of the Republic of The Marshall Islands 1990, as amended, made available to us by Marshall Islands Maritime & Corporate Administrators, Inc.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,


                                          /s/ Watson, Farley & Williams